EXHIBIT 99.1

Filed by Citizens & Northern Corporation

Pursuant to Rule 425 under the Securities Act

of 1933 and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Susquehanna Community Financial, Inc.

Commission File No.: 000-16084

Citizens & Northern Corporation Announces Acquisition of Susquehanna Community Financial, Inc.
April 23, 2025 For Immediate Release Contact: Charity Frantz (570) 724-0225 charityf@cnbankpa.com

WELLSBORO, PA. AND WEST MILTON, PA. -- Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC), headquartered in Wellsboro, Pennsylvania, and Susquehanna Community Financial, Inc. (“SQCF”) (OTCPK: SQCF), headquartered in West Milton, Pennsylvania, announced today that both companies’ boards of directors have unanimously approved an agreement and plan of merger (the “Agreement”) pursuant to which SQCF will merge with and into C&N.

C&N is the bank holding company for Citizens & Northern Bank (“C&N Bank”), which operates 28 banking offices and one loan production office in Pennsylvania and New York. As of March 31, 2025, C&N had consolidated assets of $2.6 billion. SQCF is the financial holding company for Susquehanna Community Bank (“Susquehanna”), which operates 7 banking offices in Central Pennsylvania. SQCF had assets of $598 million as of March 31, 2025. In connection with the merger of the holding companies, SQCF’s bank subsidiary, Susquehanna, will be merged into C&N Bank. The combined company will have approximately $3.2 billion in assets and will be the premier Pennsylvania community bank in the northern tier, central and southeast Pennsylvania.

This strategic combination represents a substantial extension of legacy C&N markets, creating additional scale in central Pennsylvania, while enhancing C&N Bank’s capacity to provide exceptional service and solutions to its clients across the Commonwealth. In addition, C&N will further diversify its loan portfolio and funding base, increasing its resiliency and efficiency. The combined entity will successfully align its core values to ensure best-in-class service to the Pennsylvania community.

A joint announcement of the transaction was made today by J. Bradley Scovill, President and CEO of C&N, and David S. Runk, Chief Executive Officer of SQCF. Mr. Scovill stated, “This combination continues our strategic efforts to enter attractive markets through acquisition and leverages the strengths of two reputable community banks that share a similar culture and customer-first mindset.” He continued, “We believe this is a great fit and we are pleased to welcome Dave and the SQCF team and customers to C&N as we work together to expand our presence in Central Pennsylvania.”

SQCF shareholders will receive 0.80 shares of C&N common stock for each share of SQCF common stock held, which based on C&N’s most recent closing price implies a price per share of $15.58 or $44.3 million in total consideration. Holders of SQCF common stock prior to the consummation of the merger will own approximately 13% of C&N’s common stock outstanding immediately following the consummation of the merger. The merger is expected to be approximately ~17% accretive to earnings per share in 2026, while resulting in single-digit tangible book value dilution at close, demonstrating a strong balance of strategic growth and financial discipline.

The parties have agreed that Chris Trate, current SQCF Board Chairman, will join the C&N and C&N Bank boards of directors. In addition, Dave Runk will become a member of the C&N Bank executive team as EVP and Strategic Advisor, and Jeffrey Hollenbach, President and COO at Susquehanna, has agreed to lead the Susquehanna market as Region President.

Dave Runk said, “This transaction is very positive for our shareholders, providing them with an attractive return on their investment in SQCF, enhanced liquidity, and an opportunity to create greater value in the years ahead. We believe the time is right for SQCF to partner with a significant and growing bank like C&N that will provide our customers access to a diversified product set and expanded banking capabilities.”

The merger is subject to the satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by SQCF’s shareholders. It is expected that the transaction will close in the 4th quarter of 2025. More information about the transaction and the Agreement will be filed with a Current Report on Form 8-K by C&N shortly.

Piper Sandler & Co. served as financial advisor to C&N and Barley Snyder served as C&N’s legal counsel. Janney Montgomery Scott LLC served as financial advisor to SQCF and Pillar+Aught served as SQCF’s legal counsel.

About C&N

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 28 banking offices located in Bradford, Bucks, Cameron, Chester, Lancaster, Lycoming, McKean, Potter, Sullivan, Tioga, and York Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

About SQCF

Susquehanna Community Financial, Inc. is the bank holding company for Susquehanna Community Bank, headquartered in West Milton, Pennsylvania, and operates 7 banking offices located in Pennsylvania. SQCF trades on OTCPK under the symbol “SQCF.” For more information about SQCF, visit scb.bank.

Cautionary Notes on Forward-Looking Statements

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding Citizens & Northern Corporation (the “Corporation”) that may include future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “will”, “likely”, “possibly”, “expect”, “anticipate”, “intend”, “pro forma”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “strategic”, “objective”, “plan”, “forecast”, “project” and “believe” or other similar words, phrases or concepts may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements. In addition to factors previously disclosed in the reports filed by C&N with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements: that the execution of the transaction may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains, may be significantly harder to achieve or take longer than anticipated or may not be achieved; that the banking agency approvals we require for the transaction will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; integration efforts between the Corporation and Susquehanna may divert the attention of the management teams of the Corporation and Susquehanna and cause a loss in the momentum of their ongoing businesses; success of the Corporation in Susquehanna’s geographic market area will require the Corporation to attract and retain key personnel in the market and to differentiate the Corporation from its competitors in the market. All forward-looking statements and information made herein are based on management’s current beliefs and assumptions as of April 23, 2025 and speak only as of that date. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business generally, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with SEC.

Additional Information about the Proposed Transaction

C&N intends to file with the SEC a Registration Statement on Form S-4 relating to the proposed merger, which will include a prospectus for the offer and sale of C&N common stock as well as the proxy statement of SQCF for the solicitation of proxies from its shareholders for use at the meeting at which the merger will be considered. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF SQCF ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the registration statement, including the proxy statement/prospectus (when it becomes available) and other relevant documents filed by C&N with the SEC, without charge, at the SEC’s website at www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge,  by directing a request to Citizens & Northern Corporation, 90-92 Main Street Wellsboro, Pennsylvania 16901, attention: Glenn James (215) 680-0552, or Susquehanna Community

Financial, Inc., 940 High Street, West Milton, Pennsylvania 17886, attention: Karla Landis, Corporate Secretary, (570)-568-2622.

SQCF, C&N and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of SQCF in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the proxy statement/prospectus relating to the Transaction. Information concerning C&N’s directors and executive officers, including their ownership of C&N common stock, is set forth in its proxy statement previously filed with the SEC on March 14, 2025.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. You may obtain free copies of these documents from C&N or SQCF using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: Citizens & Northern Corporation and Susquehanna Community Financial, Inc.